Exhibit 99

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                          THE STANLEY WORKS
                    EMPLOYEE STOCK PURCHASE PLAN


          The Stanley Works Employee Stock Purchase Plan offers a convenient way for Eligible Employees to purchase shares of the Company Common Stock, on the terms and conditions defined below, through payroll deductions and without the payment of any commissions or fees.

          It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the
 Code and the Plan shall be construed in accordance with such purpose.

 ONE.  DEFINITIONS

          As used herein, unless the context otherwise requires, the following words shall be defined as follows:

          (A) "Code" means the Internal Revenue Code of 1986, as amended.

          (B)     "Committee" means the Finance and Pension Committee

 of the Board of Directors.

          (C)     "Company" means The Stanley Works.

          (D)     "Company Common Stock" means the common stock of the

 Company, par value $2.50 per share.

          (E)     "Date of Exercise" means the last NYSE trading day of

 any month during the Plan Year.

          (F)     "Date of Grant" means the first day of the Plan Year.


          (G) "Earnings" shall mean with respect to any Employee, the salary of such Employee (excluding any incentive compensation) calculated in the manner prescribed by the Committee from time to time.

          (H) "Eligible Employee" means an Employee eligible to purchase stock under the Plan.

          (I) "Employee" means any person who is regularly and actively employed by the Company or any Subsidiary and who receives from it regular compensation, other than pension, retirement allowance, retainer, or fee under contract. Any person whose customary employment is less than twenty (20) hours per week, or less than five (5) months per calendar year, shall not be considered an Employee under this Plan.


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          (J)     "Investment Account" means the account established
 for the Participating Employee with the transfer agent for the Company Common Stock for the purpose of holding the shares purchased under the Plan.

          (K)     "NYSE" means the New York Stock Exchange.

          (L) "Participating Employee" means an Eligible Employee who elects to participate in the Plan.

          (M)     "Plan" means The Stanley Works Employee Stock
 Purchase Plan adopted by the Board of Directors on December 21, 1994, subject to approval by the shareholders on April 19, 1995.

          (N) "Plan Administrator" means an officer or employee of the Company to whom the Committee has delegated the authority to administer the Plan, subject to the rules and interpretive determinations promulgated by the Committee.

          (O) "Plan Year" means a period of less than twenty-seven months for which the Plan has been declared to be effective for offering and selling unissued or reacquired Company Common Stock to Eligible Employees.

          (P) "Subsidiary" means any corporation organized under the laws of any of the United States or of Canada or its provinces or of any other jurisdiction which the Committee shall designate, a majority of the voting stock of which (exclusive of directors' qualifying shares) is owned by the Company or a Subsidiary of the Company.

 TWO.  ELIGIBILITY

          (A)     All Employees, who have completed at least ninety
 (90) days in the employ of the Company, or any of its Subsidiaries, or any combination thereof, and who are currently Employees of the Company or any of its Subsidiaries, are eligible to participate in the Plan.

          (B) Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries nor shall anything in the Plan affect the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause.

 THREE.  PARTICIPATION AND PRICE

          (A) Participation shall be for one or more shares at a price which for each Plan Year shall be the lower of 85% (or such

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 higher percentage as the Committee may determine from time to time) of the arithmetic mean of the high and low prices for the Company Common Stock as reported for the NYSE Composite Transactions on (i) the Date of Grant (if the NYSE is not open on the Date of Grant, then on the next preceding day on which the NYSE is open for trading) (the "Plan Year Price") or (ii) the Date of Exercise (the "Month End Price").

          (B) In no event shall the price be less than the par value per share.

          (C) Eligible Employees may elect to participate in the Plan on a monthly basis by authorizing regular payroll deductions. Elections received by the fifteenth of one month will become effective for the first payroll period in the next succeeding month. Elections received after the fifteenth of one month will become effective for the first payroll period in the second succeeding month. The amounts deducted will accumulate during each calendar month and at the end of such month will be applied to the purchase of full and fractional shares of Company Common Stock at the lower of the Plan Year Price or the Month End Price. If in any calendar month purchases under the Plan would result in the issuance of more shares than are reserved for issuance under the Plan, the number of shares that Eligible Employees may purchase during such month shall be reduced on a pro rata basis so that only the maximum number of shares reserved for issuance will be issued, except that elections to purchase one share will be honored in full.

          (D) All full and fractional shares purchased under the Plan will be issued in book entry form and credited to a separate Investment Account established for each Participating Employee within two weeks of the Date of Exercise. Participating
 Employees shall receive dividends with respect to the shares of Company Common Stock credited to his or her Investment Account. Participating Employees have the option to receive share certificates for a fee. Such fees will be established at the beginning of each Plan Year.

           (E) Participating Employees have the option to participate in the Company's Dividend Reinvestment Program with respect to the shares purchased under the Plan and to have all dividends paid with respect to the full and fractional shares in a Participating Employee's Investment Account applied to the purchase of full or fractional shares of Company Common Stock on the NYSE. Shares so purchased shall be added to the shares held for the Participating Employee in his/her Investment Account.
  Participating Employees who have elected to participate in the Dividend Reinvestment Program will be charged a quarterly fee as determined by the Committee from time to time.

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           (F)     The total number of shares to be offered for purchase
  under this Plan is limited to a maximum of Three Million
  (3,000,000) shares of Company Common Stock, which may be unissued or reacquired shares, or a combination thereof. The number of shares available for purchase in each Plan Year shall be the remaining number of shares reserved for issuance under the Plan at the beginning of each Plan Year. All rights to purchase shares under the Plan for any Plan Year that remain outstanding at the end of such Plan Year will terminate as of the end of that Plan Year.

           (G) Eligible Employees may elect to increase, decrease or terminate participation at any time throughout the Plan Year on a prospective basis only. Such elections may be made on a monthly basis and elections received by the fifteenth of one month will become effective for the first payroll period in the next succeeding month. Elections received after the fifteenth of one month will not become effective until the first payroll period in the second succeeding month. There is no limitation on the ability of an Eligible Employee to re-enroll in the Plan once participation has been terminated.


  FOUR.  MAXIMUM AMOUNT OF PURCHASES

           (A) In each Plan Year, an Eligible Employee may purchase shares with a value (measured as of the date of purchase of such shares) not in excess of fifteen percent (15%) of his/her
  Earnings for the previous calendar year provided, however, that in any Plan Year the fair market value (determined as of the Date of Grant for such Plan Year) of shares purchased by a Participating Employee under the Plan may not, when added to the fair market value of all other shares which the Eligible Employee may have rights to purchase under this or other plans that qualify as employee stock purchase plans of the Company under
  Section 423 of the Code, exceed $25,000.

           (B) No Employee will be permitted to purchase in any Plan Year if the number of shares which he/she then owns (the rules of Section 424(d) of the Code shall apply in determining ownership) or has the right or option to purchase plus the number of shares for which he/she wishes to subscribe would represent five percent
  (5%) or more of the total number of shares of Company Common
  Stock outstanding.

           (C) An Eligible Employee, with less than a full year's service, may participate based on his/her present Earnings.

  FIVE.  PAYMENT OF PURCHASE PRICE


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  (A)     The purchase price shall be deducted on a weekly or
  monthly basis from pay. No deduction shall be less than one dollar ($1) and all deductions must be in even dollars.

           (B) Payroll deductions will be open fifty-two (52) weeks or twelve (12) months per year. The weekly or monthly deduction amount will be determined by the Participating Employee, provided that, a weekly or monthly deduction election shall not exceed the net pay of the Eligible Employee for any pay period.

           (C)     No interest will be paid on the amounts deducted.

           (D) Each Participating Employee purchasing Company Common Stock under the Plan as a condition to such purchase shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under any applicable income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Participating Employee's gross income for income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Company Common Stock.

  SIX.  DEATH, PERMANENT DISABILITY, RETIREMENT AND TRANSFERS

           (A) If a Participating Employee dies, becomes permanently disabled, retires or is transferred during any month in the Plan
  Year, payroll deductions taken to the date of the death, permanent disability, retirement or transfer will be used to purchase shares on the last NYSE trading day of the month in which death, permanent disability, retirement or transfer occurs.

           (B) Participating Employees transferred, but remaining employed by the Company or a Subsidiary, may continue to participate in the Plan.

  SEVEN.  RIGHTS AS A SHAREHOLDER

           The Participating Employee, and any beneficiary or other person claiming through a Participating Employee, shall not have any interest in any share of Company Common Stock allocated for the purposes of the Plan or subject to any option under the Plan until the Date of Exercise with respect to such share. Furthermore, the existence of the options under the Plan shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale

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 or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

 EIGHT.  RIGHTS NOT TRANSFERABLE

          The rights under the Plan are not transferable by a Participating Employee and may be exercised during the lifetime of a Participating Employee only by him/her.

 NINE.  APPLICATION OF FUNDS

          (A) Divisions and Subsidiaries making payroll deductions for the Plan act as agents of the Company and will transmit such deductions to the Company in the manner specified by the Plan
 Administrator.

          (B) All funds received or held by the Company under the Plan may be used for any corporate purpose.

  TEN.  THE COMMITTEE

           (A) The Plan will be administered by the Committee. The Committee is vested with full authority to administer, interpret and make rules regarding the Plan. The Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations that shall be final, binding and conclusive upon all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

           (B) The Committee may delegate to the Plan Administrator the authority to administer this Plan subject to the rules and interpretive determinations promulgated by the Committee. Such delegation shall not make such officer or Employee, if otherwise an Eligible Employee, ineligible to participate in this Plan.

           (C) To the extent not inconsistent with the Plan, the Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan effective or to provide for its administration, and may take such other action with regard to the Plan as it shall deem advisable to effectuate its purpose, including, without limitation, the establishment of procedures that may be necessary to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934.


 ELEVEN.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S
 COMMON STOCK


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          In the event of a merger, consolidation, reorganization,
 recapitalization, stock dividend, stock split or any other change in corporate structure or capitalization affecting the Company Common Stock, the Committee shall make adjustment in the number, kind, price, etc. of shares issuable under the Plan, including adjustment in the maximum number of shares referred to in Section THREE (F) of the Plan, as it deems necessary and appropriate.



 TWELVE.  EFFECTIVE PERIOD OF THE PLAN

          The Committee, or the Plan Administrator if so authorized by the Committee, is authorized from time to time during the period commencing on October 24, 1995 and ending on the date of termination of the Plan as provided in Section THIRTEEN hereof, to declare Plan Years for the purpose of offering and selling unissued or reacquired Company Common Stock to Eligible Employees of the Company and its Subsidiaries.

  THIRTEEN.  TERMINATION AND AMENDMENT OF THE PLAN

           (A) The Board of Directors may at any time terminate, suspend or amend the Plan provided that, such termination, suspensions or amendments will not affect elections already accepted by the Company; and provided, further that, no amendment of the Plan shall, without the approval of the shareholders of the Company:

               (1)      increase the aggregate number of shares
                        that may be issued in connection with the Plan;

               (2)      change the purchase price formula; or

               (3) materially modify the requirements as to eligibility for participation in the Plan.

          (B) The Plan and all rights of employees hereunder, if not terminated earlier, shall terminate as follows:

                  (1)      at the close of any Plan Year, if
 theretofore declared terminated by the Board of Directors; or

                  (2) there are no longer any reserved shares of Company Common Stock available for issuance under the Plan.

 FOURTEEN.  MISCELLANEOUS

          (A) The Company will not be obligated to issue shares of Company Common Stock or make any payment if counsel to the

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 Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any option under the Plan.

         (B) The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.


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